Exhibit 3.33

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•                  The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

•                  First: The name of the limited partnership is: FAMILY DOLLAR MERCHANDISING, L.P.

•                  Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, New Castle County, Delaware 19808. The name of the Registered Agent at such address is The Prentice-Hall Corporation System, Inc.

•                  Third: The name of the general partner is FAMILY DOLLAR HOLDINGS, INC., the mailing address of the general partner is P.O. Box 1017, Charlotte, North Carolina 28201-1017 and the street address of the general partner is 10401 Old Monroe Road, Matthews, North Carolina 28105.

•                  In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of FAMILY DOLLAR MERCHANDISING, L.P. as of December 14, 2001.

By:	FAMILY DOLLAR HOLDINGS, INC.
General Partner

	By:	/s/ C. Martin Sowers

	Name:	C. Martin Sowers
	Title:	Sr. Vice President – Finance